UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): September 1, 2009

Travelzoo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 484-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 1, 2009, Travelzoo Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with its Chief Information Officer, Max Rayner (the “Amended Employment Agreement”). Under the terms of the Amended Employment Agreement, Mr. Rayner will receive the new title of Chief Technology Officer and an increase in his annual base salary from $450,000 to $517,500.

Additionally, pursuant to the terms of Mr. Rayner’s previous employment agreement with the Company, Mr. Rayner had the option of resigning for Good Reason (as defined in his previous employment agreement).  In consideration for Mr. Rayner agreeing not to resign and exercise his severance rights in connection therewith, the Amended Employment Agreement provides that the Company will pay Mr. Rayner, in a lump sum, $450,000, less applicable taxes and withholdings, on September 9, 2009.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: September 2, 2009	By:	/s/ Wayne Lee
Wayne Lee
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement between Travelzoo Inc. and Max Rayner, dated September 1, 2009.